Exhibit 99.1

Altra Reports First-Quarter 2020 Results and Provides Business Update

Q1 Financial Performance Reflects Moderate COVID-19 Impact

Swift Actions Taken on Employee Safety, Supply Chain Security and Business Continuity

Reports strong operating cash flow performance

Revises 2020 Guidance

BRAINTREE, Mass., April 30, 2020 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the first-quarter ended March 31, 2020.

Q1 Financial Highlights

•

First-quarter 2020 net sales were $434.2 million compared with $482.8 million in the first-quarter of 2019. First-quarter 2020 organic sales were down 8.6% for the business compared with the first-quarter of 2019. Excluding the impact of foreign currency translation, Power Transmission Technologies (PTT) segment sales were down 6.3% and Automation & Specialty (A&S) segment sales were down 10.8% compared with the prior year.*

•

For the first-quarter of 2020, the Company reported a net loss of $116.6 million, or a loss of $1.81 per diluted share, which included a non-cash impairment charge for goodwill and trademarks for its Jacobs Vehicle Systems reporting unit (see “Asset Impairment Charge” described below). This compares with net income of $35.2 million, or $0.55 per diluted share, in the first-quarter of 2019.

•

Non-GAAP net income in the first-quarter of 2020 was $42.3 million, or $0.65 per diluted share. This is compared with non-GAAP net income of $51.7 million, or $0.80 per diluted share, in the first-quarter of 2019.*

•	Non-GAAP adjusted EBITDA in the first-quarter of 2020 was $85.9 million, or 19.8% of net sales, compared with $105.0 million, or 21.7% of net sales, in the first-quarter of 2019.*
•

Operating loss margin in the first-quarter of 2020 was -22.6%, driven by a non-cash impairment charge, compared with operating income margin of 13.8% in the first-quarter of 2019. Non-GAAP operating income margin in the first-quarter of 2020 was 15.9%, compared with 18.2% in the first quarter of 2019.*

•

Cash flow from operations for the first-quarter of 2020 was $34.9 million, compared with cash flow from operations of $39.3 million in the first quarter of 2019. Free cash flow was $26.7 million in the first-quarter of 2020, compared with free cash flow of $25.3 million in the first-quarter of 2019.*

•	Paid down $6.0 million on the Company’s outstanding term loan in Q1 and ended the quarter with leverage of 3.8x total net debt to LTM non-GAAP adjusted EBITDA on an unaudited basis.*

COVID-19 Impact and Response

Altra is managing through the COVID-19 pandemic with the guiding principle of safeguarding its employees, customers and shareholders.

Altra’s top priority is always the safety of its employees. In the first-quarter, Altra formed a Pandemic Response Team to identify and assess risks and developed countermeasures following the guidance from national, state and local governmental and health authorities. Altra quickly implemented a variety of best practices including travel restrictions; work-from-home policies for employees able to work remotely; and social distancing, personal protective equipment, temperature monitoring, enhanced cleaning protocols and other safety best practices to protect on-site personnel.

The Company also formed a Business Continuity Task Force charged with ensuring continuity of supply for its customers. To date, Altra has experienced minimal supply chain disruption, attributed in part to the essential nature of Altra’s products and business.

During the February to April period, 13 of Altra’s 53 global manufacturing facilities were temporarily shut down for varying lengths of time as a result of the pandemic and local government mandates. At this time, the vast majority of the affected manufacturing facilities are open and operational again.

Altra also has taken several proactive measures to protect the Company’s balance sheet and strengthen its liquidity position, including:

•

Accelerating cost reductions through corporate furloughs, merit increase suspensions, executive wage rollbacks, discretionary spending reductions and savings as a result of suspending corporate travel,

•	Leveraging government work programs and tax deferrals and extensions to the extent they do not incur interest rate fees or penalties,
•	Taking a $100 million draw down on the Company’s revolver in March 2020, $50 million of which subsequently was paid back after the close of the quarter; and
•	Terminating Altra’s cross-currency interest rate swaps, which resulted in a $56.2 million cash benefit.
•

Reducing second quarter 2020 dividend to $0.04 per share. Reducing the dividend will enhance our ability to manage through the uncertainty in the markets, help strengthen our balance sheet and provides optionality for investing in future growth.

At the end of the quarter, our cash balance and availability under the revolving credit facility totaled approximately $525 million.

Asset Impairment Charge

The Company recorded a non-cash impairment charge of $147.5 million related to its Jacobs Vehicle Systems reporting unit for goodwill and trademarks during the first-quarter. The impairment charge was triggered as a result of the COVID-19 pandemic and its recent impact on the Class 8 Truck end markets served by the reporting unit.  The impairment charge is non-cash and does not impact the Company’s existing debt covenants or its borrowing capacity under the current credit agreements.

Management Comments

“Our first-quarter results reflect a modest impact from COVID-19 as we experienced temporary facility shutdowns and lower factory utilization rates due primarily to local regulations and adjustments to our operations to implement social distancing measures  to protect our employees and customers,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “Nearly all our facilities are now back online with utilization rates increasing as we work to meet customer demand.

“I am extremely proud of our organization-wide effort to collaborate; problem solve and maintain productivity in these unprecedented times. As a result, we have been able to continue to provide critical components for high-demand medical equipment and supplies, as well as continue to supply other essential markets such as agriculture and energy.

“Through proactive measures we have maintained strong liquidity and cash flows.  We are also comfortable with the substantial room we have relative to compliance with the financial maintenance covenants under our credit agreements.

“Our diversified, cash-generative business model, exposure to early cycle end markets, world-class business system and long-standing track record of prudently managing our balance sheet positions Altra to effectively navigate through this challenging period. As a management team, we are focused on positioning Altra to thrive when our society and economy recovers and emerge ready to serve our customers in new, high-value ways.”

Business Outlook

While it is difficult to predict the severity and duration of the pandemic Altra is updating its guidance to reflect management’s best estimate and practical assessment of the financial impact of COVID-19 to the Company’s business at this time. The guidance assumes that business conditions will start to normalize over the next 6 months. Management continues to closely monitor the situation and is prepared to act on additional cost levers if needed should topline pressure accelerate.

Altra is updating guidance for full year 2020 as follows:

•	Full-year 2020 sales in the range of $1,540 million to $1,620 million.
•	GAAP diluted EPS in the range of a loss of $1.42 to a loss of $1.11.
•	Non-GAAP diluted EPS in the range of $1.67 to $2.03.*
•	Non-GAAP adjusted EBITDA in the range of $281.3 million to $317.4 million.*
•

Tax rate for the full year is expected to be approximately 21% to 23% before discrete items, capital expenditures in the range of $40 to $45 million, and depreciation and amortization in the range of $123 to $127 million.

•	Free cash flow is expected in range of $125 million to $175 million.*

Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended March 31,
	2020	2019
Net (loss)/income	$(116.6)	$35.2

Restructuring costs	$1.6	$2.3
Acquisition related stock compensation expense	0.5	1.1
Acquisition related amortization expense	17.5	17.8
Impairment of intangible assets - trademarks	8.4	—
Acquisition related expenses	—	0.5
Cross currency interest rate swap settlement fee	0.9	—
Tax impact of above adjustments	(6.3)	(5.2)
Impairment of intangible assets - goodwill	139.1
2019 tax benefit due to income tax rate change	(2.8)	-
Non-GAAP net income*	$42.3	$51.7
Non-GAAP diluted earnings per share*	$0.65	$0.80

*Reconciliation of Free Cash Flow

	Quarter Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$34.9	$39.3
Purchase of property, plant and equipment	(8.2)	(14.0)
Free cash flow*	$26.7	$25.3

*Reconciliation of Net Debt

	March 31, 2020	December 31, 2019
Debt	$1,697.0	$1,604.0
Cash	(326.9)	(167.3)
Net debt*	$1,370.1	$1,436.7

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended March 31,
	2020	2019
(Loss)/Income from operations	$(98.0)	$66.4
Income from operations as a percent of net sales	-22.6%	13.8%

Restructuring costs	$1.6	$2.3
Acquisition related stock compensation expense	0.5	1.1
Acquisition related amortization expense	17.5	17.8
Impairment of goodwill and intangible asset	147.5
Acquisition related expenses	—	0.5
Non-GAAP income from operations*	$69.1	$88.1
Non-GAAP Income from operations as a percent of net sales	15.9%	18.2%

*Reconciliation of GAAP to Non-GAAP Operating Income and Operating Income Margin

Selected Statement of Income Data
	Quarter Ended March 31, 2020			Quarter Ended March 31, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$434.2	$—	$434.2	$482.8	$—	$482.8
Cost of sales	281.2	—	281.2	307.9	—	307.9
Gross profit	153.0	—	153.0	174.9	—	174.9
Operating Expenses
Selling, general & administrative expenses	87.1	18.0	69.1	90.9	19.4	71.5
Impairment of goodwill and intangible asset	147.5	147.5	—
Research and development expenses	14.8	—	14.8	15.3	—	15.3
Restructuring costs	1.6	1.6	—	2.3	2.3	-
(Loss)/Income from Operations	$(98.0)	$167.1	$69.1	$66.4	$21.7	$88.1
GAAP and Non-GAAP Income from operations as a percent of net sales	-22.6%		15.9%	13.8%		18.2%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended March 31,
	2020	2019
Net (loss)/income	$(116.6)	$35.2

Asset impairment and other, net	(2.1)	1.3
Tax expense	2.7	10.3
Interest expense	17.4	19.8
Depreciation expense	14.6	14.3
Acquisition related amortization expense	17.5	17.8
Impairment of goodwill and intangible asset	147.5	-
Acquisition related expenses	—	0.5
Stock compensation expense	3.3	3.5
Restructuring costs	1.6	2.3
Non-GAAP adjusted EBITDA	$85.9	$105.0
Non-GAAP adjusted EBITDA as a percent of net sales	19.8%	21.7%

*Reconciliation of 2020 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2020 Net Income	Projected Fiscal Year 2020 Diluted EPS
Net (loss) and diluted earnings per share	($91.9 - $71.6)	($1.42 - $1.11)
Restructuring costs	2.0 - 4.0
Cross currency interest rate swap settlement fee	0.9
Acquisition related stock compensation expense	1.8
Acquisition related amortization expense	68.0 - 70.0
Impairment of intangibles assets - trademarks	8.4
Tax impact of above adjustments (1) (2)	(17.8 - 18.7)
Impairment of intangible assets - goodwill	139.1
2019 tax benefit due to income tax rate change	(2.8)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$107.7 - $131.1	$1.67 - $2.03
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.0%

*Reconciliation of 2020 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2020
Net (loss)	($91.9 - $71.6)
Interest expense	78.3 -80.3
Tax expense	9.4 - 15.2.
Depreciation expense	55.0 - 57.0
Acquisition related amortization expense	68.0 - 70.0
Stock based compensation	13.0 - 15.0
Impairment of goodwill and intangible asset	147.5
Restructuring costs	2.0 - 4.0
Non-GAAP adjusted EBITDA*	$281.3 - $317.4

:

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first quarter 2020 financial results on Thursday, April 30, 2020 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on April 30th through midnight on May 14, 2020. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 5769568). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner

Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,200 employees and over 50 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	March 31, 2020	December 31, 2019
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$326.9	$167.3
Trade receivables, net	242.9	243.2
Inventories	229.4	222.5
Income tax receivable	4.6	5.2
Prepaid expenses and other current assets	32.3	29.1
Total current assets	836.1	667.3
Property, plant and equipment, net	343.4	354.4
Goodwill	1,528.3	1,694.9
Intangible assets, net	1,457.7	1,502.4
Deferred income taxes	1.0	3.0
Other non-current assets, net	9.5	25.1
Operating lease, right of use asset	40.2	36.6
Total assets	$4,216.2	$4,283.7

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$154.4	$154.7
Accrued payroll	49.4	58.3
Accruals and other current liabilities	85.3	82.0
Income tax payable	18.5	13.2
Current portion of long-term debt	17.2	18.0
Operating lease liabilities	12.8	13.5
Total current liabilities	337.6	339.7
Long-term debt, less current portion and net of unaccreted discount	1,658.5	1,563.8
Deferred income taxes	357.4	369.1
Pension liabilities	30.1	30.8
Long-term taxes payable	2.7	4.5
Other long-term liabilities	43.8	28.8
Operating lease liabilities, net of current portion	29.0	24.7
Total stockholders' equity	1,757.1	1,922.3
Total liabilities, and stockholders' equity	$4,216.2	$4,283.7

Reconciliation to operating working capital:
Trade receivables, net	$242.9	$243.2
Inventories	229.4	222.5
Accounts payable	(154.4)	(154.7)
Non-GAAP operating working capital*	$317.9	$311.0

Consolidated Statements of Income Data:	Quarter Ended March 31,
In millions of dollars	2020		2019
	(Unaudited)		(Unaudited)
Net sales	$434.2		$482.8
Cost of sales	281.2		307.9
Gross profit	$153.0		$174.9
Gross profit as a percent of net sales	35.2%		36.2%
Selling, general & administrative expenses	87.1		90.9
Impairment of goodwill and intangible asset	147.5		—
Research and development expenses	14.8		15.3
Restructuring costs	1.6		2.3
(Loss)/Income from operations	$(98.0)		$66.4
Income from operations as a percent of net sales	-22.6%		13.8%
Interest expense, net	17.4		19.8
Other non-operating (income)/expense, net	(1.5)		1.1
(Loss)/Income before income taxes	$(113.9)		$45.5
Provision for income taxes	2.7		10.3
Income tax rate	-2.4%		22.6%
Net (loss)/income	$(116.6)		$35.2

Weighted Average common shares outstanding:
Basic	64.5		64.2
Diluted	64.6		64.4
Net (loss)/income per share:
Basic	$(1.81)		$0.55
Diluted	$(1.81)		$0.55

Reconciliation of Non-GAAP Income from Operations:
(Loss)/Income from operations	$(98.0)		$66.4
Restructuring costs	1.6		2.3
Acquisition related stock compensation expense	0.5		1.1
Acquisition related amortization expense	17.5		17.8
Impairment of goodwill and intangible asset	147.5		—
Acquisition related expenses	—		0.5
Non-GAAP income from operations *	$69.1		$88.1
Non-GAAP income from operations as a percent of net sales	15.9%		18.2%

Reconciliation of Non-GAAP Net (Loss)/Income:	`
Net (loss)/income	$(116.6)		$35.2
Restructuring costs	1.6		2.3
Acquisition related stock compensation expense	0.5		1.1
Acquisition related amortization expense	17.5		17.8
Acquisition related expenses	—		0.5
Impairment of intangible assets - trademarks	8.4		—
Cross currency interest rate swap settlement fee	0.9		—
Tax impact of above adjustments	(6.3)	(1)	(5.2)	(2)
Impairment of intangible assets - goodwill	139.1		—
2019 tax benefit due to income tax rate change	(2.8)		—
Non-GAAP net income *	$42.3		$51.7
Non-GAAP diluted earnings per share *	$0.65		$0.80

(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.8% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.9% by the above items.

Cash flows from operating activities	Quarter Ended March 31,
In millions of dollars	2020	2019

Net (loss)/income	$(116.6)	$35.2
Adjustments to reconcile net income to net operating cash flows:
Depreciation	14.6	14.3
Amortization of intangible assets	17.5	17.8
Amortization of deferred financing costs	1.1	1.1
Impairment of goodwill and intangible asset	147.5	—
(Gain)/Loss on foreign currency, net	(2.0)	1.0
Loss on disposal, impairment and other	—	0.3
Stock-based compensation	3.3	3.5
Changes in assets and liabilities, net of assets acquired:
Trade receivables	(4.7)	(22.5)
Inventories	(11.8)	(10.6)
Accounts payable, accrued payroll, accruals and current liabilities	(0.9)	(4.9)
Other current assets and liabilities	(10.8)	18.5
Other operating assets and liabilities	(2.3)	(14.4)
Net cash provided by operating activities	34.9	39.3
Cash flows from investing activities
Purchase of property, plant and equipment	(8.2)	(14.0)
A&S acquisition purchase price adjustment	—	(13.5)
Proceeds from sale of building	—	0.3
Proceeds from cross currency interest rate swap settlement	56.2	—
Net cash provided/(used) in investing activities	48.0	(27.2)
Cash flows from financing activities
Payments on Term Loan Facility	(6.0)	(15.0)
Dividend payments	(11.3)	(11.1)
Net payments of financing leases, mortgages, and other obligations	(0.1)	(0.2)
Net (payments)/proceeds from China debt	(0.6)	1.2
Shares surrendered for tax withholding	(1.9)	(2.1)
Additional borrowing under revolver	100.0	—
Net cash provided/(used) in financing activities	80.1	(27.2)
Effect of exchange rate changes on cash and cash equivalents	(3.4)	(1.5)
Net change in cash and cash equivalents	159.6	(16.6)
Cash and cash equivalents at beginning of period	167.3	169.0
Cash and cash equivalents at end of period	$326.9	$152.4

Reconciliation to free cash flow:
Net cash flows from operating activities	$34.9	$39.3
Purchase of property, plant and equipment	(8.2)	(14.0)
Free cash flow *	$26.7	$25.3

Selected Segment Data	Quarter Ended March 31,
In millions of dollars	2020	2019
Net sales:
Power Transmission Technologies	$216.7	$234.9
Automation & Specialty	218.6	249.1
Inter-segment eliminations	(1.1)	(1.2)
Total	$434.2	$482.8

(Loss)/Income from operations:
Power Transmission Technologies	$25.7	$28.9
Automation & Specialty	(118.7)	40.6
Corporate	(3.4)	(0.8)
Restructuring costs	(1.6)	(2.3)
Total	$(98.0)	$66.4

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended March 31, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income/(loss) from operations:
Income/(loss) from operations	$25.1	$(119.7)	$(3.4)	$(98.0)
Restructuring costs	0.6	1.0	—	1.6
Acquisition related stock compensation expense	—	—	0.5	0.5
Impairment of goodwill and intangible asset	—	147.5	—	147.5
Acquisition related amortization expense	2.3	15.2	—	17.5
Total Non-GAAP Income/(loss) from operations	$28.0	$44.0	$(2.9)	$69.1
Non-GAAP Income from operations as a percentage of Segment net sales*	12.9%	20.1%		15.9%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP Income from operations, Non-GAAP Diluted Earnings per share, Non-GAAP Operating Income Margin, and Non-GAAP Diluted EPS Guidance

Non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, and non-GAAP diluted earnings per share guidance exclude acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP operating income margin is calculated by dividing non-GAAP income from operations by GAAP net sales.

Non-GAAP Adjusted EBITDA

Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin

Non-GAAP adjusted EBITDA margin is calculated by dividing non-GAAP adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP Operating Working Capital

Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” statements regarding COVID-19 and its impact on the global economy, our customers, our supply chain and our business, statements regarding the uncertainty of global industrial economic recovery and its effect on our 2020 guidance, our plans to continue implementing a best in class business system, our expectations regarding the Company’s ability to drive cost out of the business and manage the balance sheet to position the Company to have a strong operating leverage when the market returns, and the Company’s guidance for the full year 2020.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our enterprise resource planning system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK’s departure from the European Union,

(34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (36) the risks associated with COVID-19 , and (37) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com